Exhibit 99.1

Tri-Isthmus Group, Inc.

Proforma Condensed Consolidated Balance Sheet

As of September 30, 2006

(UNAUDITED)

			Point	Pro-Forma		Pro
Amount (in $ thousand)	TIG	Del Mar	Loma	Adjustments		Forma

ASSETS
Current assets:
Cash and cash equivalents	171	258	545			974
Accounts receivable, net	—	1,335	2,243			3,578
Advance	272	—	—			272
Prepaid expenses	16	12	6			34
Other current assets	186	37	37			260
Total current assets	645	1,642	2,831	—		5,117

Property and equipment, net	—	716	428	(364)	N1	780
Long term investments	1,000	—		(1,000)	N2	—

Total assets	1,645	2,358	3,259	(1,364)		5,898

LIABILITIES, PREFERRED STOCK AND SHAREHOLDERS’S EQUITY
Current liabilities:
Accounts Payable and accrued expenses	318	77	57			452
Note payable, current portion	—	15	—			15
						—
Total current liabilities	318	92	57	—		467

Note payable, net of current portion	—	42	—			42

Commitments and contingencies	—	—	—			—

Minority Interest	—	—	—	2,658	N3	2,658

Non-redeemable Preferred Stock:
Preferred stock Series 1-A	166	—	—			166
Preferred stock Series 2-A	25	—	—			25
Total non-redeemable preferred stock	191	—	—	—		191

Redeemable Preferred Stock:
Preferred stock Series 5-A	1,509	—	—			1,509

Series B preferred stock issued by subsidiary	1,000	—	—	1,500	N4	2,500

Receivable from issuance of preferred stock series 5-A	(429)	—	—			(429)

Total preferred stock	2,271	—	—	1,500		3,771

Shareholders’ equity:
Common stock	37	—	—			37
Additional paid-in capital	65,323	—	—			65,323
Accumulated deficit	(65,962)	2,223	3,202	(5,522)	N5	(66,059)
Deferred stock-based compensation	(290)	—	—			(290)
Other compensation loss	(52)	—	—			(52)

Total shareholders’ equity	(944)	2,223	3,202	(5,522)		(1,041)

Total liabilities, preferred stock and shareholders’ equity	1,645	2,358	3,259	(1,364)		5,898

Tri-Isthmus Group, Inc.

Proforma Condensed Consolidated Statement of Operations

For the Eight Months Ended September 30, 2006

(UNAUDITED)

Amount (in $ thousand)	TIG	Del Mar	Point Loma	Pro-Forma Adjustment		Pro Forma

Revenue from services	—	1,060	1,229			2,290

Costs and expenses:
Cost of revenue from services	—	793	815			1,608
Selling, general and administrative expenses	727	339	510			1,576
Amortization of stock-based compensation	125	—	—			125

Total costs and expenses, net	852	1,132	1,325	—		3,309

Operating income/(loss)	(852)	(72)	(95)			(1,019)

Interest income	2	—	—			2
Interest expense	—	(2)	—			(2)
	(850)	(74)	(95)	—		(1,019)

Minority interest	—	—	—	83	N1	83

Net income/(loss) from operations before taxation	(850)	(74)	(95)	83		(936)

Taxation	—	—	—	—		—

Net loss after taxation	(850)	(74)	(95)	83		(936)

Add/(Less): Deemed non-cash dividend to preferred shareholders
Deemed non-cash dividend	—	—	—	—		—

Net income/(loss) available to common shareholders	(850)	(74)	(95)	83		(936)

Net loss per common share:
Basic	(0.23)					(0.23)
Diluted	N/A				N2	N/A

Weighted average number of common shares outstanding	3,673,989					3,673,989

Tri-Isthmus Group, Inc.
Proforma Condensed Consolidated Statement of Operations
For the Fiscal Year Ended January 31, 2006
 (UNAUDITED)

Amount (in $ thousand)	TIG	Del Mar	Point Loma	Pro-Forma Adjustments		Pro Forma

Revenue from services	—	1,866	2,739			4,605

Costs and expenses:
Cost of revenue from services	—	1,359	1,163			2,522
Selling, general and administrative expenses	2,028	924	993			3,945
Amortization of stock-based compensation	147	—	—			147

Total costs and expenses, net	2,175	2,283	2,156	—		6,614

Operating income/(loss)	(2,175)	(416)	583	—		(2,008)

Interest income	5	—	—			5

Interest expense	—	(9)	—			(9)
	(2,170)	(425)	583	—		(2,012)

Minority interest	—	—	—	10	N1	10

Net loss from operations before taxation	(2,170)	(425)	583	10		(2,002)

Taxation	—	—	—	—		—

Net loss after taxation	(2,170)	(425)	583	10		(2,002)

Add/(Less): Deemed non-cash dividend to preferred shareholders
Deemed non-cash dividend	—	—	—	—		—

Net income/(loss) available to common shareholders	(2,170)	(425)	583	10		(2,002)

Net loss per common share:
Basic	(0.91)					(0.91)
Diluted	N/A				N2	N/A

Weighted average number of common shares outstanding	2,374,993					2,374,993

ADJUSTMENTS TO THE CONDENSED CONSOLIDATED PRO FORMA UNAUDITED FINANCIAL STATEMENTS

The following pro forma adjustments are incorporated into the pro forma condensed consolidated balance sheet as of September 30, 2006 and the pro forma condensed consolidated statement of operations for the eight months ended September 30, 2006 and for the fiscal year ended January 31, 2006.

i.                  The Condensed Consolidated Pro-Forma Financial Statement of Tri-Isthmus, Group Inc. (‘TIG’) as of September 30, 2006 is prepared as if the consolidation with Elite Surgical Centers, Del Mar L.P. (‘Del Mar’) and Point Loma Surgical Center, L.P. (‘Point Loma’) took place on January 1, 2006.

ii.               Financial Year for TIG ended 31st January but the Financial Year for both its subsidiaries, Del Mar and Point Loma ended 31st December. Hence, the Consolidated Pro-forma Financial Statement is prepared based on the assumption of equal prorata of Nine Months results from the operations of Del Mar and Point Loma from January 2006 to September 2006; i.e. 1 month result from January 2006 is incorporated in the historical results and 8 months results from February to September 2006 is incorporated in the current year results.

CONDENSED CONSOLIDATED BALANCE SHEET

N1).     Negative goodwill on consolidation of $364,000 is written off against non-current asset, i.e. property, plant & equipment.

N2).         Elimination of 19.99% limited partner interest purchased at $499,750 respectively in Del Mar and Point Loma by issuance of series B preferred stock..

N3).         Minority interest of 49% in Del Mar and Point Loma.

N4).         Additional 31.01% interest purchased at US$750,250 respectively in Del Mar. and Point Loma by issuance of series B preferred stock.

N5).         Eliminate prior retained earnings and minority interest to reflect Pro Forma results.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

N1).         Minority interest’s post-acquisition loss :-

•                 February 2006 to September2006 - Del Mar $36,000 and Point Loma $47,000.

•                  January 2006 - Del Mar $4,000 and Point Loma $6,000.

N2).         As the Company had a loss for the fiscal year ended January 31, 2006, potential common stock outstanding are excluded from the computation of diluted net loss per share as their effect is anti-dilutive.